[Letterhead of Branden T. Burningham]


October 31, 2000

Thomas C. Drees, Ph.D., MBA, President
Sanguine Corporation
110 East Green Street, #11
Pasadena, California 91105


Re: Opinion letter, dated October 31, 2000, regarding shares of common stock of Sanguine Corporation, a Nevada corporation (the "Company")


Dear Dr.Drees:

     I hereby consent to being named in the Prospectus included in the Company's Registration Statement on Form SB-2 as having rendered the above-referenced opinion and as having represented the Company in connection with such Registration Statement.

                                                  Sincerely yours,

                                                  /s/ Branden T. Burningham

                                                  Branden T. Burningham